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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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               Date of Report (Date of earliest event reported):
                                  JUNE 28, 2000


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                    SUNRISE INTERNATIONAL LEASING CORPORATION
             (Exact name of registrant as specified in its charter)



       DELAWARE                     0-19516                      41-1632858
   (State or Other         (Commission File Number)          (I.R.S. Employer
  of Incorporation)                                       Identification Number)


   5500 WAYZATA BOULEVARD, SUITE 725
       GOLDEN VALLEY, MINNESOTA                                  55416
(Address of principal executive offices)                       (Zip Code)

                                 (612) 593-1904
                (Company's telephone number, including area code)



                                 NOT APPLICABLE.
          (Former name or former address, if changed since last report)



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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

         On June 28, 2000 (the "Effective Date"), Sunrise International Leasing Corporation ("Sunrise") consummated a merger (the "Merger") with The King Management Corporation ("King Management") pursuant to an Agreement and Plan of Merger by and between Sunrise and King Management dated as of January 31, 2000, as amended on May 25, 2000. The Merger was approved by Sunrise's stockholders at a meeting held on June 28, 2000. The Merger became effective on June 28, 2000 after the filing of the Articles of Merger with the Secretary of State of the State of Minnesota and the Certificate of Merger with the Secretary of State of the State of Delaware. As a result of the Merger, each share of common stock of Sunrise outstanding immediately prior to the Merger, other than shares held by King Management (or any direct or indirect subsidiary) and stockholders who did not vote in favor of the Merger and who properly exercised and perfected their demand for appraisal rights in accordance with Section 262 of the Delaware General Corporation Law, converted into the right to receive $5.25 in cash. In addition, holders of vested options granted under Sunrise's option plan to acquire shares of common stock of Sunrise became entitled to receive a cash settlement, net of withholding taxes, equal to the product of (1) $5.25 less the exercise price of such options and (2) the number of shares subject to such holder's options that have vested as of the Effective Date.

         The amount of funds required to (1) fund the payment of the merger consideration and option consideration; and (2) pay the fees and expenses in connection with the Merger is estimated to be approximately $15 million. The transaction was financed by approximately $15 million of proceeds from new term loan entered into between the parent company of King Management, which was renamed "The King Management Corporation" after the Merger, and LaSalle Bank N.A. In addition, the parent company of King Management also received a loan of subordinated debt from Vanguard Investments, LLC, a Minnesota limited liability company, in the amount of $5.3 million, which in turn was loaned by parent company to King Management as subordinated debt, in each case to satisfy certain funding and capitalization requirements of the lenders to each of them.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements of Businesses Acquired.

              Not Applicable

         (b)  Pro Forma Financial Information.

              Not Applicable

         (c)  Exhibits.

               Exhibit No.                     Description

                  2.1 Agreement and Plan of Merger dated as of January 31, 2000 (incorporated by reference to Exhibit 2.1 to Sunrise's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2000)

                  2.2 Amendment No. 1 to Agreement and Plan of Merger dated as of May 25, 2000 (incorporated by reference to Exhibit (d)(1) to Sunrise's Schedule 13E-3 filed with the Securities and Exchange Commission on May 31, 2000)

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                  2.3        Agreement to Facilitate Merger dated as of January
                             31, 2000, by and among King Management, Peter J. King, Stephen D. Higgins, as trustee under each of the William B. King Stock Trust UA Dated November 21, 1989 FBO William B. King and the Russell S. King Stock Trust UA Dated November 11, 1989 FBO Russell S. King, and Stephen D. Higgins, as sole trustee under each of the Separate Trust FBO William B. King UA Dated April 28, 1995, the Separate Trust FBO Russell S. King UA Dated April 28, 1995, the GST Trust FBO William B. King UA Dated April 28, 1995 and the GST Trust FBO Russell
                             S. King UA Dated April 28, 1995 (incorporated by reference to Exhibit 2.2 to Sunrise's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2000)

                 99.1        Press Release dated June 28, 2000 (filed herewith)


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SUNRISE INTERNATIONAL LEASING
                                      CORPORATION


                                      By: /s/ Peter J. King
                                          -------------------------------------
                                          Peter J. King
                                          President and Chief Executive Officer

Dated:  June 28, 2000


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                    SUNRISE INTERNATIONAL LEASING CORPORATION

                                    FORM 8-K

                                INDEX TO EXHIBITS



     EXHIBIT NO.                          DESCRIPTION

   2.1 Agreement and Plan of Merger dated as of January 31, 2000 between Sunrise and King Management (incorporated by reference to Exhibit 2.1 to Sunrise's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2000)

   2.2 Amendment No. 1 to Agreement and Plan of Merger dated as of May 25, 2000 (incorporated by reference to Exhibit (d)
                     (1) to Sunrise's Schedule 13E-3 filed with the Securities and Exchange Commission on May 31, 2000)

   2.3 Agreement to Facilitate Merger dated as of January 31, 2000, by and among King Management, Peter J. King, Stephen
                     D. Higgins, as trustee under each of the William B. King Stock Trust UA Dated November 21, 1989 FBO William B. King and the Russell S. King Stock Trust UA Dated November 11, 1989 FBO Russell S. King, and Stephen D. Higgins, as sole trustee under each of the Separate Trust FBO William B. King UA Dated April 28, 1995, the Separate Trust FBO Russell S. King UA Dated April 28, 1995, the GST Trust FBO William B. King UA Dated April 28, 1995 and the GST Trust FBO Russell S. King UA Dated April 28, 1995 (incorporated by reference to Exhibit 2.2 to Sunrise's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2000)

   99.1              Press Release dated June 28, 2000 (filed herewith)